Agreements

The "Client Relationship Agreement" is this document, which you acknowledge governs the overall relationship between You & Us.

Throughout this Agreement, "you," "your" and "yours" refer to you as Client(s) of UBS. "UBS," "we," "us," "our" and "ours" refer to UBS Financial Services Inc. and unless we indicate otherwise, its successor firms, subsidiaries, correspondents and/or affiliates, including without limitation, its parent company, UBS AG; and its affiliates UBS Financial Services Incorporated of Puerto Rico and UBS International Inc., (both of which clear through UBS Financial Services Inc.), UBS Bank USA, UBS Credit Corp., UBS Trust Company, N.A. and their insurance agency affiliates and subsidiaries and all other subsidiaries and affiliates. UBS Financial Services Inc. and each of these affiliates is sometimes referred to as a UBS Entity.

See the Client Privacy Notice for more information about Statement Householding.

ACCOUNT AGREEMENT

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, UNDERSTAND AND AGREE TO THE FOLLOWING:

A. Upon receipt you will review the New Account booklet section entitled You & Us: Conducting Business with UBS. You understand the material distinctions between advisory and broker-dealer services and acknowledge that this Account Application and the Client Relationship Agreement establish a brokerage account, and UBS' obligations as it pertains to that account will be that of a "broker-dealer" as described in the disclosure section and in the brokerage agreement.

B. You have received a copy of, read and understand this Resource Management Account Application and the Client Relationship Agreement.

C. You agree to be bound by the Client Relationship Agreement and the documents incorporated there by reference, the terms, conditions and disclosures included in the New Account booklet and UBS Visa Signature Credit Card Terms and Conditions, Loan Disclosure Statement, UBS RMA Money Funds Prospectus, and Information About Your Relationship With Us to the same extent as if these terms and conditions were contained in this document.

D. If your Account is established with margin, you acknowledge that when you use your margin privileges, we will hold the securities in your Account as collateral against the amounts you borrow, and you agree to keep sufficient positions and margin in your Account to meet any margin calls we might issue.

E. That if you are applying for a UBS Visa Signature credit card, you agree to be bound by the terms and conditions stated in the Client Relationship Agreement.

CLIENT RELATIONSHIP AGREEMENT

PLEASE REVIEW THIS CLIENT RELATIONSHIP AGREEMENT, WHICH GOVERNS THE RELATIONSHIP BETWEEN YOU AND US. BY SIGNING THE ATTACHED ACCOUNT APPLICATION, YOU ACKNOWLEDGE THAT YOU UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF YOUR UBS ACCOUNT.

A. Introduction

The terms and conditions expressed in this "Client Relationship Agreement" govern any and all Accounts you are opening now with any UBS Entity, whether your account relationship with UBS is direct or introduced. You acknowledge that you have received and read this Client Relationship Agreement. Your New Account booklet contains additional information, the terms and conditions, and the disclosures pertaining to the Accounts and services you may have requested UBS to establish for you. Those documents supplement and are incorporated by reference into this Client Relationship Agreement, and you agree to the terms and conditions set forth in them. If you do not agree to the terms and conditions governing your Accounts, you must close your Account(s) and terminate your Client Relationship Agreement with us. Continued use of your Accounts is evidence of your agreement to the terms and conditions set forth in the New Account booklet.

As you establish additional Accounts or enroll in additional services, we will confirm the expansion of your relationship with us in writing and supply you with the relevant disclosures. For certain Accounts and services, including Accounts in any of our Investment Solutions programs, you may be required to execute additional documents and agreements. Those documents will also supplement and be incorporated by reference into this Client Relationship Agreement and all of them, collectively, will govern your relationship with us. Your continued use of these products, features and Services indicates your acceptance of the terms, conditions and limitations spelled out in those documents.

B. Representation

By signing the Account Application, you represent that you have reached the age of majority according to the laws of the state in which you reside and the laws of the State of New York.

You declare that all of the personal and financial information you have supplied to UBS is true and accurate. You agree to notify us promptly of any material changes to that information including especially, but not limited to, information regarding your address, financial situation or investment objectives.

You understand that UBS provides financial and investment services only and does not provide legal or tax advice.

C. Disclosure of Beneficial Ownership

You understand that UBS will not disclose your name, address and security position to issuers of any securities held in your Account(s) unless you have instructed us to do so. As a result, you may not receive information regarding those securities directly from the issuer, but from UBS instead. Your instructions are reflected on the Account Information pages of this booklet. If you wish to change your instructions, call your Financial Advisor.

D. Statement Householding

As a convenience to you, we may consolidate some or all account statements with the same address in the same envelope. This practice is known as "householding."

Accounts may be added to or excluded from householding as clients move to or from the address to which the householded account statements are sent.

Additionally, the individual selected to receive the householded account statements may also change over time.

Where owners of joint accounts live at different addresses, the statements will be sent to at least one of the account owner's address, and if householding is already in place at that address, then such joint account statements may be householded with any other householded account statements sent to that same address.

However, if you wish to opt out of householding, please call your Financial Advisor at the toll-free number listed on your account statements to receive individual statements mailed in separate envelopes.

E. *Introduced Accounts*
You understand that if your account is opened with UBS International Inc. or UBS Financial Services Incorporated of Puerto Rico, then your account is being introduced to UBS Financial Services Inc. and will be carried by UBS Financial Services Inc. in your name. By signing the Account Application, you acknowledge that you have reviewed the section titled "Introduced Accounts" located in the General Terms and Conditions chapter. This section describes the services provided by UBS International Inc. or UBS Financial Services Incorporated of Puerto Rico and UBS Financial Services Inc.

F. UBS Deposit Account Sweep Program
If eligible, your Account will be automatically been enrolled in the UBS Deposit Account Sweep Program. By signing the Account Application, you authorize us to "sweep" the free cash balances in your eligible Account for which no interest is otherwise earned or paid into an interest-bearing FDIC-insured Deposit Account at UBS Bank USA or into the Fund or other sweep option you have chosen and subsequently withdraw Deposit Account balances or liquidate any such shares so purchased at such times, and for such periods of time, as we may decide in our sole discretion.

In addition, you authorize us to make withdrawals from your Account in accordance with the terms of the UBS Deposit Account Sweep Program and the General Terms and Conditions in the New Account booklet. You agree that we have the right to withhold the redemption, liquidation or withdrawal of proceeds or other payments from your Account until all funds placed in your Account have been collected. The collection periods are set forth in the New Account booklet. It may, therefore, be necessary for us to delay acting on instructions or effecting payments until your Account contains funds sufficient to meet your obligations. Your authorization will remain in force until a reasonable time following our receipt by UBS Financial Services of written notice of revocation.

The terms and conditions of the UBS Deposit Account Sweep Program are more fully described in the UBS Deposit Account Sweep Program Disclosure Statement contained in your New Account booklet. By signing below you agree that from time to time in our sole discretion we may update or modify the UBS Deposit Account Sweep Program and/or change the sweep options or types of sweep options in which free cash balances are "swept." If you wish to change your sweep option, please contact your Financial Advisor.

G. *Retirement Account(s)*
If you have requested UBS to establish a **traditional**, **Roth** or **SIMPLE** Individual Retirement Accounts (IRA), your New Account booklet contains the UBS IRA Custodial Agreement and the IRA Disclosure Statement. You agree to be bound by the terms and conditions set forth in those documents.
In accordance with the UBS IRA Custodial Agreement, you designate UBS Financial Services Inc. as custodian of your IRA. This designation becomes effective when UBS Financial Services Inc. accepts it.

At your death, your IRA will be transferred to the beneficiary or beneficiaries you have designated in the Account Application. If no beneficiaries have been designated the IRA will be transferred to your surviving spouse, or if you have no surviving spouse, to your estate.

You may change your beneficiary designation at any time by notifying UBS in writing of the change in a form acceptable to UBS. Any interest in your IRA that is not effectively disposed of by the beneficiary designation in place at the time of your death will be paid to your surviving spouse, or if you have no surviving spouse, to your estate. You may be charged a Custodial Account fee in connection with this IRA.

H. *Margin and Margin Requirements*
You will automatically be considered for margin unless you opt out. If you have selected Margin on this Account, you understand that when you use your margin privileges, we will hold the securities in your Account as collateral against the amounts you borrow. You agree, therefore, to keep sufficient positions and margin in your Account to meet the requirements set by any applicable statutes, rules, regulations, procedures or industry customs. We may deem it necessary or advisable to establish additional requirements for margin Accounts. You also agree to maintain enough assets in your Account to satisfy any and all margin calls issued in connection with the Account.

In Accordance with the Margin Agreement contained in your New Account booklet, certain securities in your Account may be loaned to UBS or to other persons or entities.

I. *Resource Management Account®/Business Services Account BSA®*
If you have requested that we open one or more Accounts for you that are Resource Management Accounts® (RMA®) or Business Services Account BSA®, you understand and agree that your request to open an Account is subject to our approval, and that we will accept your request in our sole discretion after we have received this signed Agreement. If you have chosen to open an RMA or Business Services Account BSA at the Select Level, you understand that your RMA or Business Services Account BSA includes a UBS American Express Card and, if you apply for and your application is approved by the Card Issuer, a UBS Visa Signature credit card (no annual fee). If you have chosen to open an RMA or Business Services Account BSA at the Premier Level, you understand that your RMA or Business Services Account BSA includes a UBS American Express Card and, if you apply for and your application is

A "Fund" refers to one or more of the RMA money market funds as described in the prospectuses of the UBS RMA Funds.

Free cash balances in Individual Retirement Accounts (IRAs) and Coverdell Savings Accounts will sweep into the UBS Bank USA Deposit Accounts and for ERISA plans the accounts will sweep into the UBS Retirement Money Fund.

The features and fees of your IRA are more fully described in the IRA section of your New Account booklet.

UBS does not extend margin for certain types of accounts (e.g., an Individual Retirement Account, ERISA Plan, Coverdell Education Savings Account, 403(b)(7) Account, UGMA, UTMA, Estate or 529 Plan Account).

Please review the Margin Agreement contained in your New Account booklet. If you wish to opt out of Margin, call your Financial Advisor.

The features and fees of your RMA or Business Services Account BSA are more fully described in your New Account booklet.

"Check Provider" refers to the check-processing firm we appoint to handle payment of your checks and drafts.

If you have requested check writing, your checks will be sent to you under separate cover after your Account has been approved.

"Card Issuer" refers to Barclays Bank Delaware, the bank we have appointed to issue and administer the UBS Resource Card Program.

If you have requested a Card, your UBS American Express Card(s) will be mailed to you under separate cover after your Account has been approved.

If you have applied for a Card, your UBS VISA Signature Credit Card(s), if approved for issuance by the Card Issuer, will be mailed to you under separate cover after your Account has been approved.

approved by the Card Issuer, a UBS Visa Signature credit card and provides additional rewards and benefits and that a $350 additional annual upgrade fee applies. See the New Account booklet for further details.

The New Account booklet contains detailed information about your RMA or Business Services Account BSA and a description of the features and services you have selected. You agree to be bound by the terms and conditions set forth there, and understand that you will be charged an annual service fee, brokerage fees for all securities transactions effected, and other fees as set forth in the Fees and Charges section of the New Account booklet. These fees are subject to change by us at any time. Your authorization with respect to your Accounts will remain in force until a reasonable time after we receive your written notice of revocation.

J. *Check Writing*

If you have requested the ability to write checks or authorize drafts to be drawn on your RMA or Business Services Account BSA, you hereby authorize our Check Provider to honor checks bearing your signature(s) and unsigned drafts presented on the basis of separate written authorization from you to the payee. You understand that you may use these checks only in conjunction with your RMA or Business Services Account BSA and only up to amounts within the Account's "Withdrawal Limit" as defined in the General Terms and Conditions contained in your New Account booklet. You also authorize us to debit your RMA or Business Services Account BSA and reimburse the Check Provider in federal funds when checks or drafts are presented to the Check Provider. Finally, you agree to maintain sufficient available assets in your Account to cover payment on the day you write the check or authorize the draft through the day on which your Account is debited to pay for the check or draft.

K. *UBS American Express® Card*

If you have expressed an interest in obtaining one or more UBS American Express Cards (each a "Card") in conjunction with your RMA, by signing below you are requesting the issuance of (and are applying for) one or more Card(s). You authorize us and the Card Issuer to complete any transactions you initiate in the manner described in the New Account booklet when using your Card. You understand that the Card Issuer will approve transactions up to your Account's "Withdrawal Limit" as defined in the General Terms and Conditions contained in your New Account booklet, you agree to maintain sufficient available assets in your Account to make payment in full for any Card transactions as they are processed, and you authorize us to debit your RMA and reimburse the Card Issuer in federal funds when Card transactions are processed. You also understand that the Card Issuer may suspend and/or cancel any Card if sufficient assets are not available in your Account to cover your transactions. You agree that the use of any Card in connection with your RMA will be governed by the terms and conditions in the UBS American Express Card Cardholder Agreement contained in your New Account booklet, and you agree to comply with those terms and conditions.

L. *UBS VISA Signature Credit Card*

If you and/or any joint account holder(s) have expressed an interest in obtaining one or more UBS Visa Signature credit cards (each a "Credit Card") for the individual(s) listed on your Account Information page, by signing below you and/or any joint account holder(s) are requesting the issuance of (and are applying for) one or more Credit Card(s). You were informed that Joint Account owners are not required to apply jointly for the UBS Visa Signature Credit Card, and that you can inform your Financial Advisor if you want to apply individually. Transactions with your Credit Card are billed separately from your RMA. Note that you may request that your balances be paid each month automatically from your RMA. Please see the Credit Card Terms and Conditions for rate, fee and other cost information. You understand that your Credit Card(s) will be issued by the Card Issuer and that your Credit Card account will be managed according to the UBS Visa Signature Credit Card Cardholder Agreement, which is governed by Delaware law. A copy of the UBS Visa Signature Credit Card Cardholder Agreement will be sent to you with your Credit Card(s). You agree to be bound by the UBS Visa Signature Credit Card Cardholder Agreement and understand that your Credit Card Account is subject to change as stated in the UBS Visa Signature Credit Card Cardholder Agreement and is not subject to the General Terms and Conditions or this Client Relationship Agreement. As part of your application, you request UBS to share with the Card Issuer the information that it requests to open your Credit Card account and you further request that we use the information which we have provided to the Card Issuer on your behalf to update our own records. You agree that we and the Card Issuer may share information including application data, approval status and transaction information.

By signing below, you indicate your consent for the Card Issuer to obtain a credit report in connection with its review of your application and after it establishes your Credit Card account, to administer your Credit Card account, and report its credit experience with you to others. At your request, the Card Issuer will provide the name and address of each consumer reporting agency from which it obtained a report about you. After your Credit Card account is open, you will have the opportunity to select the way in which the Card Issuer can use or share information about you for marketing or Credit Card account maintenance purposes.

You agree that we may use information about your Credit Card transactions provided by the Card Issuer to update your UBS monthly account statement and our records.

You agree that any dispute between you and the Card Issuer will be resolved by binding Arbitration. For more information regarding Arbitration please consult the UBS Visa Signature Credit Card Cardholder Agreement.

By signing below, you agree that (a) you are at least 18 years old and a permanent resident of the United States, (b) you have reviewed and accept the

UBS Visa Signature Credit Card Terms and Conditions provided to you with this Client Relationship Agreement and (c) all information provided to us was provided truthfully and completely.

M. Bill Payment and Electronic Funds Transfer Service
If you enroll in the Bill Payment and Electronic Funds Transfer Service, you agree that those services are governed by the Bill Payment and Electronic Funds Transfer Agreement, which is included in your New Account booklet and incorporated here by reference, and you authorize us to make payments and transfers to and from your Designated Internal Accounts and Authorized Outside Accounts in accordance with your instructions. You may provide instructions online, over the telephone or in writing. When you use UBS Online Services, ResourceLine, our telephone voice response system, or speak to a live operator, you will be asked to provide your password or personal identification number ("PIN"). Certain bill payments and electronic funds transfers can only be requested through Online Services or in writing.

You agree to maintain sufficient balances to cover your bill payments and electronic funds transfers on the process date described below or on such other date we debit your Account for the bill payment or electronic funds transfer. You understand that we are not liable for any overdraft or insufficient funds situation caused by your payments or transfers, and you agree to repay any overdraft or insufficient funds on demand.

If an erroneous payment or transfer is made, you authorize us to make a debit or credit to your Account to correct it, provided the correction is made in accordance with applicable laws, rules and regulations.

In addition, you authorize the banks or other financial institutions at which you maintain your authorized outside Accounts to accept ACH credits or debits to those Accounts. Finally, by using our Bill Payment and Electronic Funds Transfer Service, you authorize us to obtain information about your transactions from your other banks or financial institutions in order to provide to you the UBS Bill Payment and Electronic Funds Transfer Service, including for example to resolve transfer posting problems.

N. Security Interest
As security for the payment of all liabilities or indebtedness presently outstanding or to be incurred under this or any other agreement between you and any UBS Entity, you hereby grant to each UBS Entity a security interest in and lien on any and all Property held or carried by any UBS Entity for you or on your behalf in or credited to any UBS Account(s), and in any other Account with any UBS Entity in which you may have any legal, equitable or other interest. All such Property will be subject to such security interest as collateral for the discharge of your obligations to any UBS Entity, wherever or however arising and without regard to whether or not we made loans with respect to that Property. In enforcing our security interest, we have the discretion to determine the amount, order and manner in which the Property will be sold and have all the rights and remedies available to a secured party under the Uniform Commercial Code ("UCC") in addition to all other rights provided in this Agreement or by law. You will not cause or allow any of the Property held in any of your UBS Accounts, whether owned now or acquired later, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than our security interest, without our prior written consent. Each UBS Entity shall act as agent for and on behalf of each other UBS Entity for purposes of perfecting, maintaining and enforcing the security interests granted hereunder or by operation of law and each UBS Entity acting in the capacity of a deposit bank, securities intermediary or commodities intermediary, as the case may be, hereby agrees to follow the instructions and entitlement orders of each other UBS Entity with respect to the Property as a secured party hereunder, in each case without further consent by you. You hereby authorize and direct each such UBS Entity to follow the instructions and entitlement orders of each other UBS Entity, as applicable.

"Property" includes, but is not limited to, securities, money, stocks, options, bonds, notes, futures contracts, commodities, commercial paper, certificates of deposit and all other obligations, contracts and property usually and customarily dealt in by brokerage firms and any other property that can be recorded in any of your Accounts with us. See the UBS Statement of Credit Practices.

O. Liquidation of Collateral or Account
We may satisfy any and all amounts you owe us in connection with any of your Accounts from Property we hold or carry in any of your Accounts with us. Additionally, we may sell any or all Property held in any of your Accounts with us and cancel any open orders for the purchase or sale of any Property without notice in the event of your death or dissolution, or whenever in our discretion it is necessary for our protection. In such events, we may also borrow or buy-in all Property held in any of your Accounts with us required to make delivery against any sale initiated for you. Such sale or purchase may be public or private and may be made without advertising or notice to you and in the manner we determine in our sole discretion. Your waiver will not be invalidated by any demands, calls, tenders or notices that we may make. At any such sale, we may purchase the Property or any portion thereof free of any right of redemption and you will remain liable for any deficiency in any of your UBS Accounts, plus any accrued interest on the deficiency at our then customary rate, if applicable, or at the maximum rate allowable by law. We will not be liable to you in any way for any loses or adverse tax consequences resulting from a liquidation of your property.

P. USA Patriot Act
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information and documentation identifying each Accountholder. Therefore, when you open an Account, we will ask for your name, address, date of birth and other identifying information about you. We may ask to see your driver's license or other identifying documents. We may also screen your name against various databases to verify your identity. If we are unable to verify your identity, we have the right, at any time and without prior notice,

i. To sell any or all Property in any of your Accounts with us, whether carried individually or jointly with others,
ii. To buy any or all Property which may be held short in your Account,
iii. To cancel any open orders and close any or all outstanding contracts,
iv. To liquidate any of your Accounts with us, or
v. To distribute the assets in your Account to you.

Please see the UBS Client Privacy Notice in the New Account booklet for further information, including information on your ability to opt-out of certain information sharing.

This "Client Relationship Agreement" governs the overall relationship between You & Us.

This Arbitration Agreement represents standard industry practice and binds You & Us to arbitrate any disagreements that may arise between us.

We are not responsible for losses you incur if we have to sell your Property or positions, nor are we responsible for the tax consequences of liquidating assets and/or distributing them to you.

Q. *Credit Report*
You authorize us to obtain a credit report or other credit references concerning you, and to verify or update the credit information you may have given to us at any time. This includes, without limitation, making verbal or written inquiries concerning your credit history. You authorize, and request that we provide on your behalf, your credit report or other credit information to the Card Issuer and Check Provider or to our affiliates, as we deem necessary or advisable to effect, administer and enforce all transactions, as well as to service, process and maintain your Account(s). You also authorize the use of this information for the purpose of offering you additional products, which from time to time may be of interest to you.

R. *Your Privacy*
At UBS, we are committed to safeguarding your personal information. See the UBS Client Privacy Notice in the New Account booklet, which describes the personal information we collect about you and how we handle and protect it.

S. *Entire Agreement and Changes to the Agreement*
The provisions of this Client Relationship Agreement and the documents incorporated here by reference, including the General Terms and Conditions set forth in the New Account booklet constitute, and are intended to constitute, the entire Agreement between You & Us with respect to your Account(s). They supersede any prior agreements relating to your Account(s). We will not undertake any obligations or incur any duties or obligations other than those expressly provided for in this Agreement, the documents incorporated here by reference , or statute and government regulation.

Upon written notice to you, we may change our Agreement with you at any time and may cease to offer any or all services. Any such change becomes effective on the date of the notice unless the notice specifies a later date. However, you remain liable for any outstanding debits and/or charges to your Account. Your continued use of our products and Services under the new Agreement constitutes acceptance of any change. All other changes to the Agreement will become effective only if offered in writing and signed by us.

T. *Applicable Law*
This Agreement, including the Arbitration provisions in the next paragraph, its enforcement and the relationship between you and us will be governed by the laws of the State of New York, without giving effect to the choice of law or conflict of laws provisions thereof. The Agreement is binding on you provided that there is no inconsistency with the Federal securities laws or the Federal or State banking laws. In connection with any Card issued, the respective Cardholder Agreement shall be governed by Federal law and the law designated by the Card Issuer in that Cardholder Agreement.

In the event that any of the Arbitration provisions below are found to be unenforceable, you agree that you will, for purposes of determining all matters with regard to the Agreement, submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts sitting in the Southern District of New York. You also consent to service of process by certified mail to your Account's address of record and waive any forum non-conveniens and venue claims. You agree with us that if any term, covenant, condition, or provision of the Agreement is held to be invalid, void, or unenforceable, the remainder of the provisions will remain in full force and will be construed, to the maximum extent possible, in such a way as to give effect to the intent of any provision that has been called into question.

U. *Arbitration*
This Agreement contains a predispute arbitration clause. By signing an arbitration agreement the parties agree as follows:

- **Arbitration is final and binding on the parties. All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.**
- **The parties are waiving their right to seek remedies in court, including the right to jury trial. Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.**
- **Pre-arbitration discovery is generally more limited than and different from court proceedings. The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.**
- **The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited. The arbitrators do not have to explain the reason(s) for their award.**
- **The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.**
- **The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.**
- **The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.**
- **You agree, and by opening an account for you, UBS Financial Services Inc. or UBS International Inc. or UBS Financial Services Incorporated of Puerto Rico, as applicable, agrees, and by carrying an account for you UBS Financial Services Inc. agrees, that any controversy, claim or issue in any controversy**

which may arise between you and UBS Financial Services Inc., or you and UBS International Inc. or you and UBS Financial Services Incorporated of Puerto Rico, that occurred prior, on or subsequent to the execution of this Agreement, including but not limited to, any controversy, claim or issue in any controversy concerning any account(s), transaction, dispute or the construction, performance or breach of this or any other Agreement (whether entered into prior, on or subsequent to the date hereof) shall be determined by arbitration. Any arbitration under this Agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, and shall be conducted before an arbitration panel convened by the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc., whichever appropriate. You may also select any other national securities exchange's arbitration forum upon which UBS Financial Services Inc. or, for those accounts opened with UBS International Inc., UBS International Inc. is legally required to arbitrate the controversy with you, including where applicable, the Municipal Securities Rulemaking Board. Such arbitration shall be governed by the rules of the organization convening the panel. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court of competent jurisdiction.

- No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration Agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has opted out of the class with respect to any claims encompassed by the putative class action until:
  i. THE CLASS CERTIFICATION IS DENIED;
  ii. THE CLASS IS DECERTIFIED; OR
  iii. THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

- Such forbearance to enforce an Agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

- You expressly agree that service of process in any action shall be sufficient if served by certified mail, return receipt requested, at your last address known to UBS.

- You expressly waive any defense to service of process as set forth above.

Client Privacy Notice

We Take Important Steps to Help Safeguard the Personal Information We Collect About You

At UBS Financial Services Inc., we are committed to safeguarding your personal information. This notice describes the personal information we collect and how we handle and protect it. As part of our normal business practices, we distribute our policy annually or when significant changes are made to it.

This notice contains important information about how we share information and prepare account statements.

This notice is being provided on behalf of UBS Financial Services Inc., UBS Financial Services Incorporated of Puerto Rico, UBS Trust Company of Puerto Rico, UBS Bank USA, UBS Credit Corp., UBS Trust Company, N.A., their insurance agency affiliates and subsidiaries, and UBS International Inc. This notice applies to personally identifiable information about a consumer's or an individual's current or former client relationship with these companies.

If your relationship with us is as part of an employee stock benefit plan, please see "Special Note for Clients With Limited-Purpose Employee Stock Benefit Plan Accounts Administered by Us" below for specific information about these types of accounts.

Why and How We Collect Personal Information

We collect personal information to enable us to provide products and services to you and to improve and conduct our business. For example, we collect personal information to:

- Help us evaluate your financial needs
- Process your requests and transactions
- Inform you about products and services that may be of interest to you
- Provide you with effective and efficient customer service
- Assess products and services

We collect information from a variety of sources, including:

- Account applications and other forms that you submit to us, which provide information such as your name, address, e-mail address, telephone number, date of birth, Social Security number or other tax identification number, occupation, financial goals, assets and income
- Your transactions or experiences with us and our affiliated companies
- Outside companies, such as credit bureaus, regarding your credit history or employment status
- Your employer, if we have been engaged to provide stock benefit administration services on its behalf

Who Has Access to Personal Information

Only those employees who need to have access to personal information to perform their jobs are authorized to use your personal information. They may need access to your personal information to conduct business on your behalf, service your account, help you and your Financial Advisor pursue your financial objectives, and to conduct our business.

How We Protect Personal Information

Employees who have access to your personal information are required to maintain and protect the confidentiality of that information and must follow established procedures. We maintain physical, electronic and procedural safeguards to protect your personal information to comply with applicable laws and regulations.

Why and How We Share Information With Our Affiliates

We may share your personal information (as described above in "Why and How We Collect Personal Information") with our affiliates as required or permitted by applicable law. Our affiliates are companies controlled or owned by us, or companies that control us, such as our corporate parent, UBS AG, or are under common control with us.

For example, we may share information with our affiliates in order to:

- Provide you with products and services that you have requested
- Service your account
- Process transactions relating to your account

We may share your name, contact information and information about our transactions and experiences with you with our affiliates so that they or we may offer products or services that may be appropriate for you and to conduct business. As one example, we may share your name, contact information and transactions and information about your experiences with us with our bank or mortgage affiliates to determine whether certain products or services that they offer might meet your specific needs, so that they could offer their products and services directly to you.

We also may share with our affiliates personal information that was collected to determine your eligibility for products and services you previously requested from us ("eligibility information"). An example of this type of information would be information used to determine creditworthiness, such as net worth, income or credit history. (See "How You Can Direct How Your Information Is Shared and Presented" below.)

Why and How We Share Information With Nonaffiliated Third Parties

We do not and will not rent or sell your personal information. However, we may share your personal information (as described above in "Why and How We Collect Personal Information") with companies that we hire to perform services for us, such as vendors that provide data processing, computer software maintenance and development, transaction processing and marketing services.

In addition, to help us service your account or to offer products and services that may meet your financial needs, we may share your name, contact information, and information about our transactions and experiences with you with nonaffiliated financial service institutions with which we have agreements to market financial services or products that we jointly offer, endorse or sponsor. Nonaffiliated financial service institutions include mutual fund companies, securities brokers, clearing brokers and banks.

In the two cases above, we require these nonaffiliated companies and nonaffiliated financial service institutions with whom we share your personal information to agree to limit the use of such information to the purposes for which it was provided.

Finally, we may disclose personal information to others, including non-affiliated companies and regulatory authorities, as either required or permitted by applicable law. For example, we may disclose personal information to:

- Comply with investigations by regulatory authorities or law enforcement agencies
- Protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities

How You Can Direct How Your Information Is Shared and Presented

To protect the confidentiality of your information and respect your wishes for how it is used, we offer "opt out" alternatives. These permit you to direct how your information is shared with our affiliates and how it is presented in statements and periodic "playback" mailings.

Eligibility Information Sharing With Our Affiliates

If you do not want us to share eligibility information (see "Why and How We Share Information With Our Affiliates" above for a definition of "eligibility information") about you with our affiliates, you may opt out of these disclosures. That is, you may instruct us not to share eligibility information with our affiliates.

Please note that, even if you direct us not to share eligibility information with our affiliates, we may still share your personal information—including eligibility information—with our affiliates as permitted by law, for example, to process transactions or to service your account. Moreover, we may also share certain other types of noneligibility information with our affiliates, such as your name, address, telephone number, e-mail address and account number(s), and information about your transactions and experiences with us.

If you wish to opt out of the disclosure of eligibility information, please call your Financial Advisor at the toll-free number listed on your account statements.

Statement Householding

As a convenience to you, we may consolidate some or all account statements with the same address in the same envelope. This practice is known as "householding."

- Accounts may be added to or excluded from householding as clients move to or from the address to which the householded account statements are sent.
- Additionally, the individual selected to receive the householded account statements may also change over time.
- Where owners of joint accounts live at different addresses, the statements will be sent to at least one of the account owner's address, and if householding is already in place at that address, then such joint account statements may be householded with any other householded account statements sent to that same address.

If you wish to opt out of householding, please call your Financial Advisor at the toll-free number listed on your account statements to receive individual statements mailed in separate envelopes.

Periodic 'Playback' Mailings

After a new account is opened, whenever your investment objectives or financial information is updated, and on a periodic basis during the year, we confirm your personal information in your statement to verify that our records are correct. These mailings, known as "playbacks," confirm certain account information such as date of birth, employment status and annual income.

If you are concerned about other account holders in your statement household (as outlined above in "Statement Householding") viewing this information, you may call your Financial Advisor at the toll-free number listed on your account statements and request that your playbacks be mailed in separate envelopes.

Special Note for California and Vermont Accounts

To comply with California and Vermont laws, we do not share information with nonaffiliated third parties for accounts with a primary mailing address in these states, except as required or permitted by applicable state law. Likewise, for these accounts we do not household account statements without written consent. Therefore, accounts with a primary mailing address in California or Vermont are automatically opted out of statement householding. Additionally, Vermont accounts are automatically opted out of the sharing of eligibility information with our affiliates. If this paragraph applies to your accounts and you would like to have your statements householded, please contact your Financial Advisor at the toll-free number listed on your account statements.

Accessing and Revising Your Personal Information

We strive to keep our customer files complete and accurate. We encourage you to review information in account statements and notify us if you believe any information should be corrected or updated. If you have questions or concerns about your personal information or this privacy notice, please contact your Financial Advisor at the toll-free number listed on your account statements.

Special Note for Clients With Limited-Purpose Employee Stock Benefit Plan Accounts Administered by Us

If your relationship with us is solely through a limited-purpose employee stock benefit plan account, we share personal information only for the purposes of administering and providing stock benefit plan services. These limited-purpose accounts are excluded from sharing of personal information with our affiliates and nonaffiliated third parties, except in connection with performing those services or completing transactions authorized by you, or for regulatory or legal purposes. For example, we share information with mailing vendors that produce statements and confirms on our behalf, but we do not disclose your personal information to affiliates or nonaffiliated third parties for marketing purposes. Accordingly, these accounts have been opted out automatically from the sharing of eligibility information described in "Eligibility Information Sharing With Our Affiliates" above.

Because your plan sponsor provides us with your personal information, please contact your personnel or human resources department for changes to your personal information.

Last updated: July 1, 2007

U.S. Tax Forms

Instructions for W-9 Preparation

Purpose of Form W-9 — UBS Financial Services must obtain Client's correct Taxpayer Identification Number ("TIN") to report income paid to Client, real estate transactions, mortgage interest Client paid, the acquisition or abandonment of secured property, cancellation of debt or contributions Client made to an IRA. Use Form W-9 to furnish Client's correct TIN to the requester (the person asking Client to furnish Client's TIN) and, when applicable:

1. To certify that the TIN Client is furnishing is correct (or that Client is waiting for a number to be issued),
2. To certify that Client is not subject to backup withholding, or
3. To claim exemption from backup withholding if Client is an exempt payee.

Furnishing Client's correct TIN and making the appropriate certifications on Form W-9 will prevent certain payments from being subject to backup withholding.

Definition of a U.S. person - For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States.
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Note: If a requester gives Client a form other than a W-9 to request Client's TIN, Client must use the requester's form.

How to Obtain a TIN — If Client does not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security Number Card (for individuals), from Client's local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from Client's local IRS office.

To complete Form W-9 — If Client does not have a TIN, write "Applied for" in the space for the TIN, sign and date the form, and give it to the requester. Generally, Client will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive Client's TIN within 60 days, backup withholding, if applicable, will begin and continue until Client furnishes Client's TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period:

1. A payer must backup withhold on any withdrawals Client makes from Client's account after seven (7) business days after the requester receives this form back from Client.
2. The payer must backup withhold on any reportable interest or dividend payments made to Client's account, regardless of whether Client makes any withdrawals. The backup withholding under option (2) must begin no later than seven (7) business days after the requester receives this form back.

Under option (2), the payer is required to refund the amounts withheld if Client's certified TIN is received within the 60-day period and Client were not subject to backup withholding during that period.

Note: Writing "Applied for" on the form means that Client has already applied for a TIN or that Client intends to apply for one in the near future. As soon as Client receives Client's TIN, complete another Form W-9, include Client's TIN, sign and date the form, and give it to the requester.

What Is Backup Withholding? Persons making certain payments to Client are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, non-employee compensation and certain payments from fishing boat operators, but do not include real estate transactions.

What Name and Number to Give the Requester

For this type of account:	Give the Name and Social Security Number or Tax Identification Number of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account, or if combined funds, the first individual of the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b) So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship	The owner[3]
6. A valid trust, estate or pension trust	Legal entity[4]
7. Corporate	The corporation
8. Association, club, religious, charitable[1] educational or other tax-exempt organization	The organization
9. Partnership	The partnership
10. A broker or registered nominee	The broker or nominee
11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

[1] *List first and circle the name of the person whose number Client furnishes.*

[2] *Circle the minor's name and furnish the minor's Social Security Number.*

[3] *Show the individual's name. See item 5 or 6. Client may also enter Client's business name.*

[4] *List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

If Client gives the requester Client's correct TIN, makes the appropriate certifications, and reports the Client's taxable interest and dividends on the Client's tax return, payments Client receives will not be subject to backup withholding. Payments Client receives will be subject to backup withholding if:

1. Client does not furnish Client's TIN to the requester, or
2. The IRS notifies the requester that Client furnished an incorrect TIN, or
3. Client is notified by the IRS that Client is subject to backup withholding because Client failed to report all Client's interest and dividends on Client's tax return (for reportable interest and dividends only), or
4. Client fails to certify to the requester that Client is not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or
5. Client fails to certify Client's TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applies. Certain payees and payments are exempt from backup withholding and information reporting. See **Payees and Payments Exempt From Backup Withholding**, below, and **Exempt Payees and Payments** under **Specific Instructions**, on the following page, if Client is an exempt payee.

Payees and Payments Exempt From Backup Withholding — The following is a list of payees exempt from backup withholding and for which no information reporting is required. Section references herein are to the Internal Revenue Code of 1986, as amended. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

1. A corporation.
2. An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).
3. The United States or any of its agencies or instrumentalities.
4. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
5. A foreign government or any of its political subdivisions, agencies or instrumentalities.
6. An international organization or any of its agencies or instrumentalities.
7. A foreign central bank of issue.
8. A dealer in securities or commodities required to register in the United States or a possession of the United States.
9. A futures commission merchant registered with the Commodity Futures Trading Commission.
10. A real estate investment trust.
11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
12. A common trust fund operated by a bank under section 584(a).
13. A financial institution.
14. A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
15. A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.
- Payments of patronage dividends not paid in money.
- Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. **Note:** Client may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and Client has not provided Client's correct TIN to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Mortgage interest paid by Client.
- Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

Penalties

Failure to Furnish TIN — If Client fails to furnish Client's correct TIN to a requester, Client is subject to a penalty of $50 for each such failure unless Client's failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information with Respect to Withholding — If Client makes a false statement with no reasonable basis that results in no backup withholding, Client is subject to a $500 penalty.

Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject Client to criminal penalties including fines and/or imprisonment.

Specific Instructions

Name — If Client is an individual, Client must generally provide the name shown on Client's Social Security card. However, if Client has changed Client's last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter Client's first name, the last name shown on Client's Social Security card, and Client's new last name.

If Client is a sole proprietor, Client must furnish Client's individual name and either Client's Social Security Number (SSN) or Client's Employer Identification Number (EIN). Client may also enter Client's business name in the appropriate section of the Master Account Application. Enter Client's name(s) as shown on Client's Social Security card and/or as it was used to apply for Client's EIN on Form SS-4.

1. **Signing the Certification–(1) Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983** — Client is required to furnish Client's correct TIN, but Client is not required to sign the certification.
2. **Interest, Dividend, Broker, and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983** — Client must sign the certification or backup withholding will apply. If Client is subject to backup withholding and Client is merely providing Client's correct TIN to the requester, Client must cross out item (2) in the certification before signing the form.
3. **Real Estate Transactions** — Client must sign the certification. Client may cross out item (2) of the certification.
4. **Other Payments** — Client is required to furnish Client's correct TIN, but Client is not required to sign the certification unless Client has been notified of an incorrect TIN. Other payments include those made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.
5. **Mortgage Interest Paid by Client, Acquisition or Abandonment of Secured Property, or IRA Contributions** — Client is required to furnish Client's correct TIN, but Client is not required to sign the certification.
6. **Exempt Payees and Payments** — If Client is exempt from backup withholding, Client should complete this form to avoid possible erroneous backup withholding. Enter Client's correct TIN, write "EXEMPT" in the block provided and then sign and date the form. If Client is a non-resident alien or foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.
7. **TIN "Applied for"** — Follow the instructions under How To Obtain a TIN, sign and date this form.

Signature — For a joint account, only the person whose TIN is shown should sign the form.

Privacy Act Notice — Section 6109 requires Client to furnish Client's correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to Client, mortgage interest Client paid, the acquisition or abandonment of secured property, or contributions Client made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of Client's tax return. Client must provide Client's TIN whether or not Client is required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.